EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement No. 333-70967 on Form S-3 and Registration Statement Nos. 2-80776, 33-2139, 33-7901,
33-15062, 33-43635, 33-62799, 33-59803,  333-82157,  333-82161, and 333-87773 on
Form S-8 of Albertson's, Inc. and subsidiaries of our report dated March 24, 2000, incorporated by reference in the Annual Report on Form 10-K, of Albertson's, Inc. and subsidiaries for the year ended February 3, 2000, to be filed with the Securities and Exchange Commission on April 25, 2000.

/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP
Boise, Idaho
April 25, 2000